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                                                                Exhibit 26(e)(1)

Application Part 1

                                                                  MINNESOTA LIFE

MINNESOTA LIFE INSURANCE COMPANY - Life New Business
400 Robert Street North  - St. Paul, Minnesota 55101-2098

A. PROPOSED INSURED INFORMATION

Proposed insured name (last, first, middle)

______________________     _______________________________          ________
Social Security number     Date of birth (month, day, year)          Gender

                                                            [ ] Male  [ ] Female
_______________________      ___________________________

Driver's license number            Issue state                  Expiration date
_______________________      ___________________________       _________________

Home telephone number _______________  Business telephone number _______________

________________________________________________    ____________________________
Birthplace (state or, if outside the US, country)          E-mail address

Street address (no P.O. Box) ____________________________________

_________________               _______________________    _____________________
     City                                State                   Zip code

___________________________         ____________________        _______________
Occupation                           Years in occupation            Income

B. PRODUCT

Product applied for _______________________    Base face amount $_______________

____________________________________________   _________________________________
Total annual planned premium (excluding NRP)   Plan of insurance (if applicable)

________________________________________________________________________________
Death benefit qualification test (if applicable, defaults to GPT if none selected)

[ ] Guideline Premium Test (GPT)       [ ] Cash Value Accumulation Test (CVAT)

________________________________________________________________________________
Death benefit option (defaults to Cash/Level if none selected)  Dividend option

[ ] Cash/Level [ ] Protection/Increasing [ ] Sum of Premiums

C. ADDITIONAL BENEFITS AND AGREEMENTS

Select only those agreements available on the product(s) applied for.

[ ] Waiver of Premium Agreement       [ ] Policy Enhancement Rider ____________%

[ ] Waiver of Charges Agreement           (Indicate a whole number from 3 to
                                            10%)

[ ] Guaranteed Protection Waiver      [ ] Estate Preservation Agreement

[ ] Face Amount Increase Agreement        $_______________________________

$______________________________           Face Amount (Not to exceed 122% of
                                          base amount)

[ ] Accelerated Benefit Agreement     [ ] Other
   (Submit ABA Outline of Coverage
    form)                                 ________________________________

[ ] Death Benefit Guarantee Agreement

[ ] Family Term Agreement - Children  [ ] Other
   (Submit Family Term Application)
    $________________________             ________________________________

THE FOLLOWING BENEFITS AND AGREEMENTS WILL BE
ADDED IF AVAILABLE FOR YOUR POLICY,UNLESS YOU CHOOSE TO OMIT THEM:

[ ] Omit Automatic Premium Loan       [ ] Omit Cost of Living Agreement
[ ] Omit Inflation Agreement

D. SPECIAL DATING

[ ] Date to save age
[ ] Specific date: ____________________________ (month, day, year)

Are there any other Minnesota Life applications associated with this
application?                                                     [ ] Yes [ ]  No

If yes, please provide details and whether the policies should have the same issue date.

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E. LIFE INSURANCE IN FORCE AND REPLACEMENT

Submit appropriate replacement forms (not needed if replacing group coverage).

Does the proposed insured have any life insurance or annuity in force or
pending?                                                        [ ] Yes  [ ] No
If yes, provide details below.                                  [ ] Yes  [ ] No

Has there been or will there be replacement of any existing life insurance or annuity, as a result of this application? (Replacement includes, but is not limited to, a lapse, surrender, 1035 Exchange, loan, withdrawal, or other change to any existing life insurance or annuity.) If yes, provide details below.

LIFE INSURANCE IN FORCE

                                      Year                           Will it be
Full Company Name      Amount        Issued        Type              Replaced?
-----------------      ------        ------  -------------------     ---------
                                             [ ] Individual or
                                             [ ] Group                [ ]  Yes
                                             [ ] Personal or          [ ]   No
                                             [ ] Business
                                             [ ] Individual or
                                             [ ] Group                [ ]  Yes
                                             [ ] Personal or          [ ]   No
                                             [ ] Business
                                             [ ] Individual or
                                             [ ] Group                [ ]  Yes
                                             [ ] Personal or          [ ]   No
                                             [ ] Business

F. BENEFICIARY INFORMATION

If the beneficiary is a trust, give complete trust name and date trust established.

                                                            Relationship to           SSN/TIN
                            Beneficiary Name               Proposed Insured         (If known)
                     ------------------------------       -------------------    -----------------
Primary
                     ______________________________       ___________________     _________________
                     ______________________________       ___________________     _________________
                     ______________________________       ___________________     _________________

Contingent
                     ______________________________       ___________________     _________________
                     ______________________________       ___________________     _________________
                     ______________________________       ___________________     _________________

G. OWNER INFORMATION

Submit the appropriate trust, corporate, or non-corporate form(s).

ONLY COMPLETE THIS SECTION IF THE OWNER IS DIFFERENT THAN THE INSURED.

[ ] Individual [ ] Trust [ ] Corporate  [ ] Partnership  [ ] Other______________

__________________________________________
Owner name (last, first, middle)

__________________________________________   ___________________________________
Social Security or Tax ID number                 Date of birth or trust date

__________________________________________
Street address (no P.O. box)

__________________________________________   _________________    ______________
City                                              State              Zip code

__________________________________________   ___________________________________
Relationship to proposed insured                     Telephone number

E-mail address ________________________________

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H. PREMIUM AND BILLING INFORMATION

PREMIUM NOTICE SHOULD BE SENT TO:

[ ] Proposed Insured Address in Section A        [ ] Owner Address in Section G

[ ] Owner's Business/Employer Address            [ ] Other (Indicate below)
    (Indicate below)

__________________________________________
Name

__________________________________________
Address

__________________________________________   _________________    ______________
City                                              State              Zip code

PAYMENT METHOD

[ ] Annual       [ ] Monthly Automatic Payment Plan (APP)
                     Plan Number ________________
                     (If new plan, submit APP Authorization)

[ ] Semi-Annual  [ ] Payroll Deduction Plan (PRD) Plan Number ________________

[ ] Quarterly    [ ] List Bill Plan Number ________________
                     (If new plan, submit List Bill form)

NON-REPEATING PREMIUM (NRP)

  Regular NRP $_____________
  ($500 minimum required)

BILLABLE NON-REPEATING PREMIUM (BILLABLE NRP)

(If base premium is paid through a list bill, the NRP must also be billed through the same list bill.)

  Total Annual Billable NRP $____________
  (Minimum annual $600 NRP required. Minimum annual $2,400 base premium required.)

  Include Billable NRP at issue, with first premium payment?    [ ] Yes  [ ] No

  Payment Method

  [ ] Annual     [ ] Monthly Automatic Payment Plan (APP) Plan Number___________
                     (If new plan, submit APP Authorization)

                 [ ] Payroll Deduction Plan (PRD) Plan Number______________

  [ ] Semi-Annual

  [ ] Quarterly

Make all checks payable to Minnesota Life.

1035 EXCHANGE                                                   [ ] Yes  [ ] No

(Submit 1035 Exchange Agreement form)

MONEY SUBMITTED WITH APPLICATION

Has the owner paid money with this application to the
representative?                                                 [ ] Yes  [ ] No

If yes, amount: $_______________

Was a receipt given?                                            [ ] Yes  [ ] No

I. SPECIAL MAILING ADDRESS

If mail (other than the premium notice) should be sent somewhere other than the owner's Home Address, please indicate here.

[ ] Owner's Business Address

[ ] Other - Indicate Name and Address

__________________________________________
Name (last, first, middle)

__________________________________________
Address

__________________________________________
City

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J. PROPOSED INSURED UNDERWRITING INFORMATION

1. Is the proposed insured a US citizen?                        [ ] Yes  [ ] No

   If no, citizen of ____________________________

   Indicate visa type __________________________

2. Does the proposed insured plan to travel or reside           [ ] Yes  [ ] No
   outside the US in the next two years? If yes, provide the
   city(s) and country(s), dates, length of stay, and
   purpose of travel:
   _________________________________________________________
   _________________________________________________________

3. Has the proposed insured within the last five years, or      [ ] Yes  [ ] No
   does the proposed insured plan to engage in piloting a plane? If yes, complete the Military and Aviation
   Statement.

4. Has the proposed insured within the last five years, or      [ ] Yes  [ ] No
   does the proposed insured plan to engage in sky diving, motor vehicle or boat racing, mountain/rock climbing, hang gliding, or underwater diving? If yes, complete
   Sports and Avocation Statement.

5. Is the proposed insured in the Armed Forces, National        [ ] Yes  [ ] No
   Guard, or Reserves? If yes, complete Military and Aviation Statement.

6. Has the proposed insured applied for insurance within the    [ ] Yes  [ ] No
   last six months? If yes, provide details below.

7. Has the proposed insured applied for life insurance in       [ ] Yes  [ ] No
   the past five years that was declined or rated? If yes, provide details below.

8. Has the proposed insured, within the past ten years, been    [ ] Yes  [ ] No
   convicted of a driving while intoxicated violation, had a driver's license restricted or revoked, or been convicted of a moving violation? If yes, provide dates and details below.

9. Except for traffic violations, has the proposed insured      [ ] Yes  [ ] No
   ever been convicted of a misdemeanor or felony? If yes, provide dates and details below.

K. ADDITIONAL REMARKS

L. HOME OFFICE ENDORSEMENTS

HOME OFFICE CORRECTIONS OR ADDITIONS

Acceptance of the policy shall ratify changes entered here by Minnesota Life. Not to be used in IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA, TX, WI, or WV for change in age, amount, classification, plan or benefits unless agreed to in writing.